UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13,, 2014

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-167451	46-5740301
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6204 Beaver Run
Jamesville, New York		13078
(Address of principal executive offices)		(Zip Code)

1 (315) 451-4889
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, Ms. Shenae Osborn presented to the Board of Directors of the Company a letter of resignation whereby she resigned from her positions as Chief Executive Officer and Director of the Company and all other positions to which she has been assigned, regardless of whether Ms. Osborn served in such capacity, of the Company, effective at 11:59 A.M. on November 12, 2014.  On November 13, 2014, the Board of Directors of the Company met and accepted Ms. Osborn’s resignation and appointed Mr. Craig Burton, the current Secretary and Chief Financial Officer as the new Chief Executive Officer and Director of the Company.. Ms. Osborn’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Ms. Osborn’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Mr. Burton has no family relationship with any of the previous other officers or directors of the Company

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

99.1	Resignation Letter of Shenae Osborn dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2014	CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

	By:	/s/Craig Burton
Craig Burton
Secretary, Chief Executive Officer, Presidennt
Chief Financial Officer and Chief Accounting Officer